Exhibit 10.1

THIRTEENTH AMENDMENT TO CONSOLIDATED PROMISSORY NOTE

THIS THIRTEENTH AMENDMENT TO CONSOLIDATED PROMISSORY NOTE (the “Thirteenth Amendment”) is made and entered into as of the 5th day of May 2016 by Discovery Energy Corp. a Nevada corporation f/k/a “Santos Resource Corp.” (herein called “Maker”), and Liberty Petroleum Corporation, an Arizona corporation (herein called “Payee”).

RECITALS:

WHEREAS, Maker executed in favor of Payee a Promissory Note (the “Note”) dated September 26, 2013 for a principal amount of $542,294; and

WHEREAS, pursuant to a series of amendments on the Note, First through Twelfth (for purposes of the remainder of this Thirteenth Amendment, the term "Note" shall mean the Note as heretofore amended by said first 12 amendments), the principal amount and accrued interest (which, by their execution of this Thirteenth Amendment, the parties hereto deem to be $587,724 as of the date of this Thirteenth Amendment) was to become due and payable on the 5th day of May 2016; and

WHEREAS, Maker wishes to receive an extension of the Note, and the Payee is willing to so extend the Note; and

WHEREAS, the parties hereto desire to amend the Note upon the terms, provisions and conditions set forth herein;

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual promises herein, the parties hereto hereby agree as follows (all undefined, capitalized terms used herein shall have the meanings assigned to such term in the Note):

1.	Amendment to the Note. In consideration of the mutual promises herein, the Note shall be amended so that all outstanding principal of this Note ($587,724) and interest that has heretofore accrued or hereafter accrues, on such Note shall become due and payable in a single balloon payment on the 20th day of July 2016, notwithstanding anything else provided for in the Note. Moreover, notwithstanding anything else provided for in the Note, on or before the 20th day of July 2016, this Note can be paid in its entirety by Maker’s (a) payment to Payee of a cash amount equal to the sum of $300,000.00, plus the amount of interest that accrues on this Note after the 5th day of May 2016, and (b) issuance of 1,150,895 restricted shares of Maker's common stock, which number of shares was determined by dividing $287,724 by a per-share price of $0.25.

2.	Miscellaneous. Except as otherwise expressly provided herein, the Note is not amended, modified or affected by this Thirteenth Amendment. Except as expressly set forth herein, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Note are herein ratified and confirmed and shall remain in full force and effect. On and after the date on which this Thirteenth Amendment becomes effective, the terms, “Note,” “herein,” “hereunder” and terms of like import, when used herein or in the Note shall, except where the context otherwise requires, refer to the Note, as amended by this Thirteenth Amendment. This Thirteenth Amendment may be executed in counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof, each counterpart shall be deemed an original but all of which together shall constitute one and the same instrument. This Thirteenth Amendment shall be deemed fully executed and delivered when duly signed by the signatories and delivered via “PDF” or facsimile transmission.

IN WITNESS WHEREOF, the undersigned have set their hands hereunto as the first date written above.

DISCOVERY ENERGY CORP.,	LIBERTY PETROLEUM CORPORATION,
a Nevada corporation	an Arizona corporations

/s/ Keith J. McKenzie	/s/ Lane Franks
Keith J. McKenzie,	Lane Franks,
Chief Executive Officer	President